Exhibit 99.1

Press Release

Oracle Buys Opower

Together, Oracle and Opower Will Become the Largest Provider of Mission-Critical Cloud Services to the $2.3 Trillion Utilities Industry

Arlington, Va. – May 2, 2016 – Opower (NYSE: OPWR), the leading provider of customer engagement and energy efficiency cloud services to utilities, today announced that it has entered into a definitive agreement to be acquired by Oracle (NYSE: ORCL), for $10.30 per share in cash. The transaction is valued at approximately $532 million, net of Opower’s cash.

Opower’s solutions enable over 100 global utilities, such as PG&E, Exelon and National Grid, to deliver a modern digital customer experience. Opower’s big data platform stores and analyzes over 600 billion meter reads from 60 million utility end customers, enabling utilities to proactively meet regulatory requirements, decrease the cost to serve, and improve customer satisfaction.

“Utilities want modern technology solutions that work together to meet their evolving customer, operational and compliance needs,” said Rodger Smith, Senior Vice President and General Manager, Oracle Utilities Global Business Unit. “Together, Oracle Utilities and Opower will be the largest provider of mission-critical cloud services to utilities.”

“The combination will provide the industry with the most modern, complete cloud applications for the entire utility value chain, from meter to grid to end-customers,” said Dan Yates, Chief Executive Officer and Co-Founder, Opower. “We are excited to join Oracle and to bring even more value to our customers as part of the Oracle Utilities Industry Cloud Platform.”

The Board of Directors of Opower has unanimously approved the transaction. The transaction is expected to close in 2016, subject to Opower’s stockholders tendering a majority of Opower’s outstanding shares and derivative securities exercised prior to the closing of the tender offer, certain regulatory approvals and other customary closing conditions.

More information about this announcement is available at www.opower.com/oracle.

Additional Information

Oracle AND Opower

https://www.opower.com/oracle

Customer and Partner Letter

https://opower.com/wp-content/uploads/2016/05/Olympus_Customer_Letter_FINAL-_050216_named.pdf

FAQ

https://opower.com/wp-content/uploads/2016/05/Overview-and-Frequently-Asked-Questions_Opower.pdf

General Presentation

https://opower.com/wp-content/uploads/2016/05/Olympus_Announcement-General-Presentation_Olympus-Brand_050216_named.pdf

About Opower

Opower (NYSE: OPWR) is an enterprise software company that helps utilities elevate the customer experience. Energy providers use Opower’s customer engagement platform to deliver proactive, digital communications that raise customer satisfaction, manage energy demand, and lower service costs. Opower’s software is deployed to 100 utilities worldwide and reaches more than 60 million homes and businesses. For more information, please visit www.opower.com and follow us on Twitter at @Opower.

Opower Contact

Matt Maurer

Matt.maurer@opower.com

(571) 317-2031

Important Information

In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Opower. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Opower, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Oracle and and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and Opower will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OPOWER’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the Solicitation/Recommendation Statement will be made available to Opower’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Opower by contacting Opower at investor@opower.com or by phone at (703) 778-4544. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

OPOWER’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Opower’s beliefs and expectations and statements about the tender offer and Oracle’s proposed acquisition of Opower, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Oracle and Opower are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Oracle’s or Opower’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Opower, see the discussion of risks and uncertainties in Opower’s annual report on Form 10-K for the fiscal year ended December 31, 2015, other reports Opower files under the SEC, as well as the tender offer documents to be filed by Oracle, OC Acquisition LLC and Opower. The forward-looking statements contained in this report are made as of the date hereof, and Opower undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.